UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2009

REAL ESTATE ASSOCIATES LIMITED VI

(Exact name of Registrant as specified in its charter)

            California                0-13112                 95-3778627

      (State or other jurisdiction (Commission            (I.R.S. Employer

         of incorporation)          File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)   Real Estate Associates Limited VI (the “Registrant”) has determined that there are errors in its financial statements for the year ended December 31, 2007 and for the quarterly periods ended March 31, 2008 and June 30, 2008, and that such financial statements should no longer be relied upon.  Specifically, the Registrant has determined that management fee expense during this time period has been understated.

As a result of the Registrant’s determination, the Registrant will restate its financial statements for the year ended December 31, 2007 and for the quarterly periods ended March 31, 2008 and June 30, 2008 and will include such restated financial statements in an amended report on Form 10-KSB for the year ended December 31, 2007 and amended reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008.  The Registrant intends to file its amended financial statements by January 20, 2009.

The certifying officers of the Registrant’s corporate general partner have reevaluated the adequacy of the Registrant’s disclosure controls and procedures in light of the material error that was discovered.  Based on such evaluation, the principal executive officer and principal officer of the corporate general partner, who are the equivalent of the Registrant’s chief executive officer and chief financial officer, respectively, have concluded that, as of the end of such periods noted above, the Registrant’s disclosure controls were not effective due to the Registrant’s failure to properly state management fee expense.

Authorized officers of the Registrant’s corporate general partner have discussed with the Registrant’s independent accountant the matters disclosed herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VI

By:  National Partnership Investments Corp.

Corporate General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: January 12, 2009